                            Exhibit 10-3

                                                  Contract No. DE-SC05-84UE07533
                                                  ROCHESTER GAS AND ELECTRIC
                                                    CORPORATION
                                                   Modification No. 8

                            SUPPLEMENTAL AGREEMENT
                            ----------------------
                    (CUSTOMER'S AGREEMENT TO PARTICIPATE IN
                      150-DAY ENHANCED ORDERING PROCESS)


          THIS SUPPLEMENTAL AGREEMENT, entered into this     day of
                                                         ---
              , 1990, by and between the UNITED STATES OF AMERICA (hereinafter
- --------------
referred to as the "Government"), acting through the SECRETARY OF ENERGY (hereinafter referred to as the "Secretary"), the statutory head of the DEPARTMENT OF ENERGY (hereinafter referred to as "DOE"), and ROCHESTER GAS AND ELECTRIC CORPORATION (hereinafter referred to as the "Customer");

          WITNESSETH THAT:

          WHEREAS, DOE and the Customer have heretofore entered into Contract No. DE-SC05-84UE07533, and various modifications thereto, pursuant to which DOE agreed to furnish the Customer certain uranium enrichment services; and

          WHEREAS, DOE and the Customer hereby wish to modify the contract further pursuant to Article XI - Amendments; and
                                 ----------

          WHEREAS, this modification is intended to authorize the Customer's participation in an Enhanced Process for Order Specification by making certain specific but limited modifications to Customer's enrichment contract; and

          WHEREAS, this modification is authorized by the Atomic Energy Act of 1954, as amended; the Department of Energy Organization Act (P.L. 95-91); and other applicable law;

          NOW, THEREFORE, the parties agree to the following:

          Under the option provided to the Customer under this contract modification, the Customer can obtain enrichment services on a shorter lead time when the assay of the enriched uranium product is less than 4.5% U-235, and the Customer's minimum commitment to DOE is 70 percent or more of the Customer's requirements. It is further agreed, however, that the charge for enrichment services will be established as if no reduction in order lead time had been authorized. In this regard, the following new Section E. is hereby added to Appendix "A" of the Customer's Utility Services (US) Contract and is applicable when orders are placed for enriched uranium with an assay less than 4.5% U-235 (the terms unmodified by this contract modification shall remain applicable for orders when the assay is 4.5% or greater):

          "E.  ENHANCED PROCESS FOR ORDER SPECIFICATION
               ----------------------------------------

          1. The flexibility offered hereunder is applicable in years when Customer's minimum commitment to DOE, as specified in Article III, Paragraph 1.a., is 70 percent or more of requirements and Customer's order is for enrichment assays of less than 4.5 percent U-235.

          2. In accordance with Paragraph 4. of Article III, the Customer is required to establish a firm delivery date no later than 180 days in advance of delivery. This notification will contain a non-binding estimate of total SWU and transaction tails assay. The Customer is hereby authorized to defer by 30 days its written notice confirming specific quantities (Kg U) and assays (weight percent U-235) of enriched uranium, transaction tails assay, and other logistical information normally provided pertaining to the order.

          3. After title of enriched uranium product is transferred f.o.b. Customer's vehicle or commercial conveyance at DOE's enrichment plant, DOE shall submit a bill for charges. Payments shall be made within 30 days from the date of DOE's billing, and otherwise consistent with all other provisions of Article IX - Billings and
                                                                    ------------
               Payment.
               -------

          4. Either party may terminate its participation in this Enhanced Ordering Process by providing nine (9) months' written notice of its intention to the other party."

          IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Agreement as of the day and year first above written.

                                UNITED STATES OF AMERICA

                                BY:  SECRETARY OF ENERGY

                                BY:
                                     --------------------------------
                                            (Contracting Officer)


                                ROCHESTER GAS AND ELECTRIC CORPORATION

                                BY:  /s/ Gregory J. Fuller
                                     -----------------------------

                                TITLE:   Purchasing Agent
                                       -----------------------------
                                            (Contracting Officer)

             [LETTERHEAD OF UNITED STATES ENRICHMENT CORPORATION]


                                        Letter Supplement to
                                        Contract No.
                                        DE-SC05-84UE07533
                                        Rochester Gas and Electric Corporation
                                        Modification No. 9
                                        March 8, 1994



Attn:  Purchasing Agent
89 East Avenue
Rochester Gas and Electric Corporation
Rochester, New York  14649-0001

Dear Sir:

          Pursuant to mutual agreement by the parties to Utility Services Contract No. DE-SC05-84UE07533 between United States Enrichment Corporation
(USEC) and Rochester Gas and Electric Corporation, said contract is amended with respect to the 10-year advance notice requirement for termination of enrichment services to be delivered in Fiscal Year 2003 and 2004. The parties agree that said contract is amended in the following respects only:

          For purposes of providing notice to USEC of termination
          of enrichment services to be delivered in Fiscal Year 2003 and 2004 and calculating termination charges based upon such notice, pursuant to Sections 2 and 3 of Article X - TERMINATION - SUSPENSION, the date for providing notice of
          ------------------------
          termination such that "0" is the applicable percentage to be used in calculating termination charges under Subsection 3.a. of Article X of said contract shall be deferred until April, 1995.

          Such deferral is effective for the aforementioned April 1, 1994, notice date only, and shall not affect any other required notices, including those for termination of deliveries of enrichment services in fiscal years other than 2003 and 2004.

          This amendment to Utility Services Contract No. DE-SC05-84UE07533 is to the mutual benefit of the parties thereto.

March 8, 1994
Page 2

            Please indicate your acceptance of this letter supplement in the space provided below. Please return one signed original to USEC, and the second is your records.

                                    Sincerely,


                                    United States Enrichment Corporation

                                    By:     s/ [signature unreadable]
                                            ------------------------------------

                                    Title:  Executive Vice President, Operations
                                            ------------------------------------

                                    Date:   1/8/94
                                            ------------------------------------

Accepted:

By: /s/ Robert C. Mecredy
    ------------------------------------

Title:    Vice President, Nuclear Operations
          ----------------------------------

Date:  Oct. 14, 1994
       -------------------------------------

                       Contract Nos.  DE-SC05-79UE04564
                       and DE-SC05-79UE04691
                       ROCHESTER GAS AND ELECTRIC CORPORATION


                     SUPPLEMENTAL AGREEMENT OF SETTLEMENT
                     ------------------------------------


    THIS SUPPLEMENTAL AGREEMENT OF SETTLEMENT, entered into this 25th day of September, 1984, by and between the UNITED STATES OF AMERICA (hereinafter referred to as the "Government"), acting through the SECRETARY OF ENERGY (hereinafter referred to as the "Secretary"), the statutory head of the DEPARTMENT OF ENERGY (hereinafter referred to as "DOE"), and ROCHESTER GAS AND ELECTRIC CORPORATION (hereinafter referred to as the "Customer");

    WITNESSETH THAT:

    WHEREAS, the Government and the Customer entered into Contract Nos. DE-SC05-79UE04564 and DE-SC05-79UE04691 (hereinafter referred to as the "contracts"), and various modifications thereto, pursuant to which the Secretary of Energy agreed to furnish the Customer certain uranium enrichment services; and

    WHEREAS, the Customer and the Government desire to terminate the contracts at no cost to either party in order to enter into a new Utility Services form of uranium enrichment services contract covering the enrichment needs of the facility designated in said contracts; and

    WHEREAS, this Supplemental Agreement of Settlement is authorized by the Department of Energy Organization Act, and other applicable law;

    NOW, THEREFORE, the parties hereto do hereby agree as follows:

    1. The contracts identified above are hereby terminated in their entirety.

    2. The Customer hereby unconditionally waives any claim against the Government by reason of the termination of the contracts and releases it from any and all obligations arising under the contracts by reason of their termination.

    3. The Government hereby unconditionally waives any claim against the Customer by reason of the termination of the contracts and releases it from any and all obligations arising under the contracts by reason of their termination.

    IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Agreement of Settlement as of the day and year first above written.


                         UNITED STATES OF AMERICA

                         BY:  SECRETARY OF ENERGY

                         BY:  /s/ Peter D. Dayton
                              -----------------------------------------
                                     (Contracting Officer)


                         ROCHESTER GAS AND ELECTRIC CORPORATION

                         BY:  /s/ John Maier                         9-25-85
                              ----------------------------------------------

                         TITLE:  Senior Vice President
                                 -------------------------------------------

                    ROCHESTER GAS AND ELECTRIC CORPORATION
                        CONTRACT NO. DE-SC05-84UE07533

                               TABLE OF CONTENTS

                                      TO

                     URANIUM ENRICHMENT SERVICES CONTRACT
                     ------------------------------------


ARTICLE                                                                PAGE
  NO.                                                                   NO.
- -------                                                                ----

   I             DEFINITIONS                                             1

  II             TERM OF CONTRACT                                        3

 III             ENRICHMENT SERVICES - DELIVERY
                 SCHEDULES - SPECIFICATIONS                              3

  IV             CHARGES FOR ENRICHMENT SERVICES -
                 CEILING CHARGE - OTHER CHARGES                          7

   V             DOE FACILITY PROVIDING ENRICHMENT
                 SERVICES - POINT OF DELIVERY FOR
                 FEED MATERIAL                                           9

  VI             WARRANTY OF FEED MATERIAL FURNISHED
                 BY CUSTOMER - INDEMNITY                                 9

 VII             CUSTOMER'S OPTION TO ACQUIRE TAILS
                 MATERIAL                                                9

VIII             ADVANCE PAYMENT                                        10

  IX             BILLINGS AND PAYMENT                                   11

   X             TERMINATION - SUSPENSION                               12

  XI             AMENDMENTS                                             14

 XII             NOTICES                                                14

XIII             GENERAL TERMS AND CONDITIONS -
                 CONFLICTS                                              15

                                     CONTRACT NO. DE-SC05-84UE07533
                                     ROCHESTER GAS AND ELECTRIC CORPORATION


                     URANIUM ENRICHMENT SERVICES CONTRACT
                     ------------------------------------
                          (Utility Services Contract)


          THIS CONTRACT, entered into this 25th day of September, 1984, effective as of the 1st day of September, 1984, by and the UNITED STATES OF AMERICA (hereinafter referred to as the "Government"), acting through the SECRETARY OF ENERGY (hereinafter referred to as the "Secretary"), the statutory head of the DEPARTMENT OF ENERGY (hereinafter referred to as "DOE"), and ROCHESTER GAS AND ELECTRIC CORPORATION (hereinafter referred to as the "Customer");

          WITNESSETH THAT:

          WHEREAS, DOE is authorized to enter into contracts for the producing or enriching of special nuclear material in facilities which are part of the Government's uranium enrichment program; and

          WHEREAS, DOE intends to be responsive to the changing needs of its Customers; and

          WHEREAS, DOE intends to serve as a reliable long-term supplier of uranium enrichment services at predictable prices while providing the most competitive prices possible through technological innovation; and

          WHEREAS, DOE desires to operate the enrichment complex on a sound business basis without Government subsidy; and

          WHEREAS, the Customer and DOE desire to terminate all previous long-term contracts between the Customer and DOE for the furnishing of uranium enrichment services in order to accommodate the Customer's desire to obtain such services under the Utility Services form of uranium enrichment services contract; and

          WHEREAS, DOE is willing to provide such services under the terms and conditions set forth in this contract; and

          WHEREAS, this contract is authorized by the Atomic Energy Act of 1954, as amended, the Department of Energy Organization Act (P. L. 95-91), and other applicable law;

          NOW, THEREFORE, the parties hereto do hereby agree as follows:

          ARTICLE I - DEFINITIONS
                      -----------

          As used throughout this contract, the following terms shall have the meanings set forth below:

          1. The term "Act" means the United States Atomic Energy Act of 1954, as amended.

          2. The term "Contracting Officer" means the person executing this contract on behalf of the Government, and includes his successors or any duly authorized representative of any such person.

          3. The term "DOE" means the Department of Energy operating in accordance with the provisions of the Department of Energy Organization Act
P. L. 95-91) under the supervision and direction of the Secretary of Energy, or any duly authorized representative including the Contracting Officer.

          4. The term "DOE's established specifications" means the specifications for purity and other physical or chemical properties of special nuclear material and source material (including tails material) applicable to material subject to this contract on the date of delivery of such material.

          5. The term "DOE facility" means a laboratory, plant, office or other establishment operated by or on behalf of DOE.

          6. The term "enriched uranium" means uranium enriched in the isotope 235.

          7. The term "enrichment services" means the separative work necessary to enrich or further enrich uranium in the isotope 235.

          8. The term "established DOE pricing policy" means any policy established by DOE that is applicable to prices or charges in effect at the time of performance of any services under this contract; provided, however, that for purposes of this definition, any enrichment services performed by DOE shall be deemed to have been performed on the date of delivery of related enriched uranium to the Customer.

          9. The term "established DOE standard table of enrichment services," which may also be referred to in this contract as "Standard Table," means the table published from time to time by DOE in the Federal Register or otherwise
                                                ----------------
and in effect at the time of delivery of any enriched uranium to the Customer under this contract, which table is to be used in connection with the furnishing of enrichment services by DOE to determine the relationship between feed materials, enriched uranium produced therefrom and separative work thereby required to be performed as a function of the quantities and assays of such materials. The tails (waste) assay set forth in the Standard

Table is the assay basis on which the values in such table are computed for purposes of transactions under this contract (transaction tails assay) and may vary from time to time from the tails assay at which DOE enrichment facilities are operating.

          10. The term "feed material" means uranium in the form of UF\\6\\ to be furnished by the Customer to DOE in connection with the providing of enrichment services to the Customer under this contract; provided, however, it shall not, except as may otherwise be agreed by DOE and the Customer from time to time, mean uranium having an assay (weight percent U-235) below 0.711.

          11.  The term "fiscal year" means the U.S. Government's fiscal year.

          12. The term "natural uranium" means uranium which has neither been enriched nor depleted in the isotope 235.

          13. The term "persons acting on behalf of DOE" includes employees and contractors of DOE, and employees of such contractors, who implement or participate in the implementing of this contract pursuant to their employment or their contracts with DOE.

          14. The term "tails material" means uranium produced as a result of the performance of enrichment operations, and with an isotope 235 assay less than 0.711 weight percent U-235 in total uranium.

          15. The term "requirements" means all enrichment services purchased, or otherwise acquired, associated with the enriched uranium nuclear fuel necessary to operate the designated facility or facilities. Unless otherwise agreed, in no event may these requirements be reduced due to excess inventories accumulated prior to Fiscal Year 1987.

          ARTICLE II - TERM OF CONTRACT
                       ----------------

          The term of this contract shall begin the day it is executed, and will continue for the life of the longest operating nuclear power facility included herein or for a period of 30 years, whichever is less, unless terminated in accordance with other provisions of this contract. This represents a 30-year obligation for the provision of enrichment services by DOE while allowing termination by the Customer with 10 years' notice at no cost according to the provisions of Article X.

          ARTICLE III -  ENRICHMENT SERVICES - DELIVERY
                         ------------------------------
                         SCHEDULES -
                         ------------
                         SPECIFICATIONS
                         --------------

          1.   a.   DOE shall furnish to the Customer during the term of this
contract, and the Customer shall purchase from DOE a minimum of 70 percent of the Customer's requirements for enrichment services during each fiscal year (minimum commitment) in connection with the operation of all the Customer's existing nuclear power facilities, in accordance with the terms and conditions set forth in this contract. The Customer's existing facilities are designated in Appendix "A." Upon 18 months' written notice to DOE, the Customer may include future Customer facilities herein as additional designated facilities. The enrichment services required in excess of the minimum commitment set forth above may be purchased from any source. In the event the Customer desires to purchase enrichment services from DOE in excess of the aforementioned minimum commitment, the Customer may request DOE to furnish such additional enrichment services. Such request shall be made to DOE not later than the date the Customer submits to DOE the notice of its estimated requirements for the designated facilities in accordance with Section 2. below. DOE may agree to furnish such additional enrichment services hereunder if it is determined by DOE that it has the capability to furnish such additional enrichment services. DOE will advise the Customer if the request will be met within thirty (30) days after receiving the Customer's written notification.

          If the Customer's minimum commitment is 70 percent or greater, the Customer may adjust the minimum commitment set forth above upward or downward to any percentage within the range of 70 percent to 100 percent upon 5-year advance written notice to DOE.
          Within 30 days following the end of each fiscal year, the Customer shall submit to DOE a certification related to the designated facility or facilities for the preceding fiscal year. The certification shall include a statement of requirements and total enrichment services purchased from DOE for operation of the designated facilities.

               b. Notwithstanding the provisions of Section 1.a., above, for the Fiscal Years 1984, 1985, and 1986, the Customer shall take the minimum services as set forth in Section B. of Appendix "A" to this contract. If the Customer has a requirement for enrichment services in Fiscal Year 1986 for the facilities designated herein in excess of the amount identified in Section B. of Appendix "A," such requirement must be obtained from DOE or from DOE-origin enriched uranium.

               c. The Customer shall specify both the amount and the source from which it will obtain the DOE-origin separative work or material which will be used to offset its requirements in Fiscal Years 1984 and/or 1986, and a statement signed by such source that the separative work or material is DOE-origin and is not being furnished to the Customer in order to substitute non-DOE-origin separative work or material in its nuclear facility.

          2. Unless otherwise agreed by DOE and the Customer, on or before each date which is eighteen (18) months in advance of a fiscal year of delivery, the customer must give DOE written notice of its estimated enrichment services requirements (even if such amounts are zero).

          3. Subject to compliance with applicable laws, regulations and ordinances, the Customer may use or dispose of any amount of enriched uranium delivered hereunder for the designated facilities in any manner.

          4. The parties shall agree from time to time on firm delivery dates for the specific quantities (kg U) and assays (weight percent U-235) of enriched uranium required by the Customer and feed material to be delivered to DOE; provided, however, that in no event shall the maximum assay of enriched uranium to be delivered by DOE exceed the maximum assay indicated to be so available in the DOE Standard Table of enriching services; nor shall the minimum assay of feed material to be delivered by the Customer be less than the minimum assay indicated in such table; and provided further that the Customer will be required to establish a firm delivery date no later than 180 days in advance. The Customer shall furnish to DOE feed material in such quantities and assays as are required, in accordance with the established DOE Standard Table of enriching services, or such other quantities and assays as may be required by the tails assay elected by the Customer in accordance with Section 7. below to obtain material of higher U-235 assay required by the Customer for the operation of the facility or facilities specified in Paragraph 1., hereof.

          5.   a.   At the time the Customer provides notice to DOE of its
estimated enrichment services requirements under Section 2., above, the Customer shall also provide DOE with (i) written schedules for its estimated monthly quantities and assays of enriched uranium which the Customer proposes that DOE deliver; (ii) the Customer's proposed transaction tails assay in accordance with
Section 7. below if the Customer elects such option; and (iii) the Customer's proposed deliveries of feed material to DOE. Such schedules shall not be binding on DOE or the Customer.

               b. At the time the Customer provides notice to DOE of its estimated enrichment services requirements under Section 2., above, the Customer shall also provide DOE with written schedules for the subsequent nine-fiscal-year period of the estimated amounts of enrichment services required by the Customer and proposed to be furnished by DOE each fiscal year. Such schedules shall not be binding on DOE or the Customer.

               c. To assist DOE in the operational planning, the Customer shall submit to DOE the information set forth in Attachment 1 to Appendix "A" at the time the customer provides its estimated enrichment services requirements under Section 2., above.

          6.   a.   In the event the total amount of deliveries requested by DOE customers during any month or on any date exceeds the amount which DOE can reasonably deliver during that period, DOE may notify the Customer that delivery cannot be made at the time requested. Such notice will be provided by DOE within 10 working days after receipt by DOE of the Customer notice delivered in accordance with Section 4. above, and unless otherwise agreed, will specify a period or periods not more than two (2) months prior or one (1) month subsequent to the requested month of delivery. If delivery is made prior to the requested delivery period, the Customer will be billed as if delivery had taken place on the delivery date requested or on the last day of the requested delivery period if a specific date is not requested. If delivery is delayed by DOE, the Customer will be billed on the date delivery is made and the price shall be as if delivery had taken place on the delivery date requested by the Customer.

          b. Deliveries of feed material to DOE shall precede related deliveries of enriched uranium to the Customer. Unless otherwise agreed, such feed material deliveries shall be at least 90 days and not more than 180 days prior to the beginning of the enriched uranium delivery period, or the enriched uranium delivery period requested by the Customer, if delivery is scheduled by DOE prior to such requested delivery period. In the event feed material is not delivered on or before the date required under this section, the Customer shall pay a late feed charge equal to the value of such feed material as determined by the DOE published price multiplied by the same interest rate used by DOE for calculating late payment charges under Article IX, Section 4., for the period of time such feed material is late.

          7. In the event the Customer wishes to obtain, during any fiscal year commencing with Fiscal Year 1987, enriched uranium that would vary the enrichment services required from that obtainable, pursuant to the established DOE Standard Table of enrichment services, the Customer may obtain such enriched uranium by electing the Variable Tails Assay Option. Such option may be elected by giving written notice to DOE of the selected tails assay at the time which the Customer establishes the firm delivery date in accordance with Section 4., above. The option is available at least between the tails assay of 0.20 weight percent U-235 to 0.30 weight percent U-235 inclusive. DOE, upon request, will exercise its best efforts to furnish tails assays below 0.2 and above 0.3 weight percent U-235, to the extent DOE determines it to be practicable. DOE shall advise the Customer within thirty (30) days after receipt of such request if the Customer's request can be met. A fee will be assessed hereunder not to exceed
0.7 percent multiplied by the charge for enrichment services as established in
Article IV, Section 1., for each 0.01 percent selected by the Customer above the tails assay in the Standard Table. Such fee is in addition to the enrichment services charge and is not subject to the enrichment services ceiling charge set forth in Article IV below. If the selected tails assay is below the Standard Table, the Customer may be entitled to a credit, as determined by DOE, against its enrichment services charge. Such credit, if any, will be calculated by use of the methodology identified above.

          8. It is recognized that deliveries of enriched uranium to the Customer or of feed material to DOE may vary slightly from the quantity or assay intended to be delivered. It is agreed that variations in (i) quantities of material delivered of not greater than 0.50% in case of material of not more than 5% assay (weight percent U-235) and not greater than 0.25% in case of material of greater than 5% assay (weight percent U-235), and (ii) assays within the variation permitted by DOE's established specifications shall be acceptable. However, in the event the quantity of feed material actually furnished and acceptable hereunder is less than that required under the established DOE standard table of enrichment services to obtain the quantity and assay of enriched uranium actually delivered to the Customer or, where applicable, less than that required pursuant to Section 7., above, even though within the foregoing permissible variations, the Customer shall pay DOE charges determined in accordance with the established DOE pricing policy for the additional feed material; and provided further, that in the event the quantity of feed material actually furnished and acceptable hereunder is greater than that required, under the established DOE standard table of enrichment services or, where applicable, greater than that required pursuant to Section 7., above, to obtain the quantity and assay of enriched uranium actually delivered to the Customer, such excess feed material shall, at the election of the Customer, either be retained by DOE and applied against future deliveries of feed material or be delivered to the Customer at the Customer's expense, and the excess feed material shall not be taken into consideration in determining the amount to be paid to DOE. Feed material furnished in excess of the amounts acceptable hereunder shall, unless otherwise agreed, be delivered to the Customer at the Customer's expense. Any change in such Standard Table shall require at least 540 days' notice to the Customer.

          9. All feed material to be furnished to DOE and all enriched uranium to be delivered to the Customer hereunder shall be in the form of UF\\6\\ and conform to DOE established specifications for such material. Any changes in DOE-established specifications shall require at least 540 days' prior notice to the Customer. Determinations of the quantities and properties of all such material delivered by or to DOE shall be made in accordance with the provisions of this contract. Upon final determination that any such material is not of the assay required by this contract or does not conform to DOE's established specification for such material, the supplier of such material shall thereupon promptly elect either to (a) remove the rejected material, or (b) provide the receiver with instructions for its disposition. Where the supplier is DOE, all rejected material shall be promptly replaced with conforming material. Any such removal or other disposition in accordance with (a) or (b) above shall be at the expense of the supplier, and the supplier shall reimburse the receiver for the reasonable cost of disposing of such material. Where the receiver is DOE, such reasonable cost shall be determined in accordance with the established DOE pricing policy.

          10. Unless otherwise agreed, any feed material derived from reprocessed irradiated uranium furnished by the Customer to DOE must be from uranium originally enriched by DOE and conform to DOE-established specifications for such material. If circumstances exist under which it will materially benefit both the Customer and DOE for DOE to accept feed material derived from reprocessed irradiated uranium originally enriched by a source other than DOE, DOE will negotiate in good faith with the Customer to establish conditions for acceptance which will protect other DOE customers from being adversely affected by acceptance of such feed material. Any agreement regarding acceptance of such feed material will be incorporated into this contract as an amendment hereto, in accordance with Article XI -Amendments. By publication in the Federal Register
                ----------------------                         ----------------
or otherwise, DOE may establish charges associated with accepting reprocessed irradiated uranium as feed material.

               ARTICLE IV -   CHARGES FOR ENRICHMENT SERVICES -
                              ---------------------------------
                              CEILING CHARGE - OTHER CHARGES
                              ------------------------------

          1. The charges to be paid to DOE for enrichment services provided to the Customer hereunder will be determined in accordance with the established DOE pricing policy for such services; provided that the unit charge for enrichment services under this contract shall not exceed a ceiling charge of $135.00 per separative work unit through September 30, 1985. After that date, the ceiling charge is subject to adjustment to reflect changes in DOE's costs, including changes in electrical rates and the purchasing power of the U.S. dollar. This adjustment shall be made annually as of the beginning of each fiscal year; unless the index for the Implicit Price Deflator for the U.S. Gross National Product referred to below rises by more than 3 percent during a calendar quarter, then this adjustment may be made at the election of DOE as of the beginning of the following fiscal quarter. This adjustment shall be determined in accordance with the following formula:

               X equals A plus B plus C, where

          a. X equals the adjusted ceiling charge applicable to a fiscal year beginning after September 30, 1985;

          b. A equals the electricity demand component of the ceiling charge, determined as follows:

                    A equals ($20.00) plus [($20.00) times (D\\n\\ minus D), divided by D], where

               D\\n\\ equals the average per kilowatt demand rate applicable to DOE's enrichment plants for the 3-month period ending June 30 of the fiscal year immediately preceding the fiscal year for which the calculation is made; and

               D equals the average per kilowatt demand rate applicable to DOE's enrichment plants for the 3-month period ending June 30, 1984.

          c. B equals the electric energy component of the ceiling charge determined as follows:

                    B equals ($47.50 ) plus [($47.50) times (E\\n\\ minus E), divided by E], where

               E\\n\\ equals the average per kilowatt hour rate applicable to DOE's enrichment plants in effect for the 3-month period ending June 30 of the fiscal year immediately preceding the fiscal year for which the calculation is made; and

               E equals the average per kilowatt hour rate applicable to DOE's enrichment plants for the 3-month period ending June 30, 1984.

          d. C equals ($67.50 ) plus [($67.50) times (I\\n\\ minus I), divided by I], where

               I\\n\\ equals the Implicit Price Deflator for the U.S. Gross National Product at the end of the second quarter of the calendar year immediately preceding the fiscal year for which a calculation is being made as published by the U.S. Department of Commerce.

               I equals The Implicit Price Deflator for the U.S. Gross National Product at the end of the second quarter of 1984. I\\n\\ and I shall be determined on the basis of the first published final indices. If an index is not available at the time a calculation is required, a provisional adjustment shall be made on the basis of the most recently available first published final index. If the Implicit Price Deflator Index is discontinued or the basis of its determination is substantially modified or changed, or if the official source of the data changes, DOE will select an index which most nearly produces the same result. Changes in the index base year and minor changes in weighing shall not be considered substantial modifications or changes.



          2. If during the term of the contract a substantial change in the technological method by which the DOE enriches uranium occurs which materially impacts any of the components (A, B, and C) of the ceiling charge, a modification to the components of the base ceiling charge and the formula for adjustment of the ceiling charge shall be modified only upon agreement between the DOE and the Customer.

          3. DOE may, during the term of this contract, either increase or decrease its charge for enrichment services; provided, however, that such increase shall in no event without 10 years' written notice cause the charge for enrichment services to exceed the ceiling charge as determined in accordance with Section 1. above. Any increase in such charge shall require at least 180 days' advance notice to the Customer by publication in the Federal Register or
                                                           ----------------
otherwise.

          4. In addition to the charges to be paid for enrichment services, the Customer shall pay DOE's service charges, if any, for withdrawal, handling and packaging of enriched uranium, for storage of feed material to be applied against future deliveries of feed material, for election of the Variable Tails Assay Option, for any other special service rendered at the Customer's request, and for accepting reprocessed irradiated uranium as feed material, in connection with providing enrichment services hereunder, as determined in accordance with the established DOE pricing policy. The Customer shall also pay rental charges on any DOE-owned containers and equipment furnished hereunder as may be provided elsewhere in this contract.

          ARTICLE V -    DOE FACILITY PROVIDING ENRICHMENT
                         ---------------------------------
                         SERVICES - POINT OF DELIVERY FOR FEED
                         -------------------------------------
                         MATERIAL
                         --------

          All materials delivered or returned to the Customer shall be furnished by, and feed material furnished to DOE shall be delivered to, the DOE facility or facilities specified by DOE from time to time by written notice to the Customer at least sixty (60) days in advance of the relevant delivery dates specified in this contract. Enrichment services may be performed in whole or in part at the same or other facilities.

          ARTICLE VI -   WARRANTY OF FEED MATERIAL FURNISHED
                         -----------------------------------
                         BY CUSTOMER - INDEMNITY
                         -----------------------

          The Customer warrants that all feed material furnished to DOE hereunder is of the assay required by this contract and conforms to DOE's established specifications for such material. Notwithstanding the provisions of the paragraph entitled "Force Majeure" of the General Terms and Conditions, the Customer shall hold and save the Government, DOE, and persons acting on behalf of DOE, harmless from any and all damages, liabilities, and costs arising out of or in connection with a breach of this warranty; provided, however, that the Customer shall not be responsible for any damage, liability or cost (1) which would have been incurred even if the Customer had not breached this warranty, or
(2) which is incurred subsequent to final acceptance of such feed material by DOE. The Customer shall in no event be liable for indirect or consequential damages, and nothing contained herein shall deprive the Customer of any rights under indemnification agreements entered into pursuant to Section 170 of the Act.

          ARTICLE VII -  CUSTOMER'S OPTION TO ACQUIRE TAILS
                         ----------------------------------
                         MATERIAL
                         --------

          1. It is recognized that the performance of enrichment services such as those provided hereunder results in the generation of tails material. Unless otherwise agreed, the Customer shall have an option, exercisable upon written notice to DOE at least 90 days prior to the scheduled delivery of the related quantity of enriched uranium, to acquire tails material from DOE (but not necessarily tails material resulting from feed material furnished by the Customer) in accordance with the terms and conditions as hereinafter set forth. Tails material subject to the Customer's option but not elected to be taken as provided above shall remain the property of the Government.

          2. In the event the Customer elects to exercise its option to acquire tails material from DOE, the written notice so advising shall specify the quantity (Kg U) of tails material desired. The maximum quantity of tails material to be subject to the Customer's option shall be equal to the difference between the total quantity of uranium supplied by the Customer as feed material and the total quantity of enriched uranium furnished to the Customer; provided however, that the maximum quantity so calculated shall be reduced to the extent of processing losses as determined by DOE. The U-235 assay of tails material delivered to the Customer shall be within the sole discretion of DOE.

          3. Unless otherwise agreed, delivery of tails material shall be at the same time as delivery of related enriched uranium to the Customer.

          4. Unless otherwise agreed, all tails material delivered to the Customer hereunder shall be in the form of UF\\6\\ and shall conform to DOE's established specifications for such material. The quantity and properties of tails material shall be determined in accordance with the provisions of this contract.

          5. It is recognized that deliveries of tails material to the Customer may vary slightly from the quantity intended to be delivered. It is agreed that variations in the quantity of tails material delivered of not greater than 0.50% shall be acceptable.

          6. Except as provided in Section 7., no charge will be made in connection with furnishing tails material to the Customer. The Customer shall receive no credit for tails material subject to its option but not taken.

          7. The Customer shall pay DOE's service charges, if any, for withdrawal, handling and packaging, and for any other special service rendered, at the Customer's request, in connection with furnishing tails material hereunder, as determined in accordance with the established DOE pricing policy. The Customer shall pay all rental charges on any DOE-owned containers and equipment furnished hereunder as may be provided elsewhere in this contract.

          ARTICLE VIII - ADVANCE PAYMENT
                         ---------------

          1.   New Facilities.  In the event new facilities are added to this
               --------------
contract as provided at Article III, Section 1., the Customer shall make an advance payment in the amount of $500 per MWe, rated or anticipated gross generating capacity for enrichment services to be furnished by DOE for each facility. If 5 years after the first expected delivery, the new facility has no requirement for enrichment services, the advance payment and any accrued interest thereon as set forth in Section 3. below, shall be retained by DOE and the contract will terminate with respect to that facility. However, upon Customer request, DOE will negotiate in good faith an extension to this period, without termination, if it is reasonably certain the designated facility will be built and will become operational.

          2.   Existing Facilities.  All unapplied advance payments made by the
               -------------------
Customer pursuant to the contracts listed in Appendix "A," Section C., shall as of the date of this contract be considered as advance payments under this contract. The Customer shall have no obligation to make any additional advance payments for those facilities, unless otherwise agreed. These prior advance payments, together with accrued interest, shall be applied against the amounts due DOE for enrichment services and related services for withdrawals, handling, and packaging of enriched uranium under this contract for the designated facilities herein and in the amounts and in the years in which they would have been applied had the prior contracts continued in effect.

          3. Interest on advance payments made under Section 1. above shall accrue from the date of payment until the day of delivery against which the advance payment is applied. Interest on advance payments made under Section 2. above shall accrue interest from October 1, 1978, until the day of delivery against which the payment is applied. Any advance payment not credited in full shall continue to accrue interest from the date paid until fully credited against amounts due DOE for subsequent enrichment services provided under this contract. The per annum rate (365-day basis) to be used to determine interest on the advance payment will be the average of all marketable issues of Treasury Bills, notes, and bonds outstanding during the preceding fiscal year. In the event of termination of this contract under circumstances which would require the Customer to make a termination payment, any remaining advance payment amount, without interest, will be credited against the termination charge. Except as otherwise provided herein, in no event will DOE refund any uncredited advance payment amount.

          ARTICLE IX - BILLINGS AND PAYMENT
                       --------------------

          1. DOE shall submit a bill for the charges stated in Article IV promptly upon each shipment of enriched uranium to the Customer. The Customer shall pay to DOE the charges stated in Article IV hereof for enrichment services furnished to the Customer hereunder. All charges are expressed in and shall be paid in United States funds. Except as provided below, all such payments shall be made within thirty (30) days from the date of receipt of DOE's billing, or by the last day of the fiscal year (which, for purposes of this contract, is defined as the last day of the fiscal year that is not a Saturday, a Sunday or a United States legal holiday), in which the related enriched uranium delivery is made by DOE, whichever is earlier. Payment for enriched uranium shipped during a fiscal year must be made in the same fiscal year in which it was shipped. Accordingly, for shipments made during the last months of the fiscal year, a provisional bill will be furnished to the Customer at least thirty (30) days prior to the last day of the fiscal year. Payment for this provisional bill is due by the last day of the fiscal year. In the event a final bill (based on a delivery) is received that results in an earlier payment date than that applicable to the provisional bill, payment shall be made in accordance with the terms of the final bill. In the event of disagreements as to the quantities or properties of uranium delivered by or to the Customer, provisional payments shall be made on the basis of DOE's data, and appropriate adjustments in mounts paid made promptly upon resolution of such disagreements in accordance with the provisions of this contract.

          2. Any and all other amounts due DOE under this contract shall be paid by the Customer within thirty (30) days after the date of receipt of DOE's bill in accordance with instructions furnished with such bill.

          3. Remittances shall be payable to the Department of Energy and shall be sent to the address specified on the bill.

          4. For late payments, the Customer shall pay interest at the per annum rate (365-day basis) established from time to time by DOE for general application to monies due DOE on all amounts not received by DOE on or before the due date, such interest to commence on the day immediately following the due date; except that, whenever the due date for any payment under this article falls on a Saturday, a Sunday, or a United States legal holiday, interest shall commence on the day immediately following the next day which is not a Saturday, a Sunday, or a United States legal holiday.

          ARTICLE X - TERMINATION - SUSPENSION
                      ------------------------

          1. a. In addition to any other rights DOE may have, DOE reserves the right, at no cost to the Government, to terminate or suspend this contract in whole or in part, by written notice to the Customer, in the event (i) the Customer's right to possess enriched uranium to be delivered to the Customer hereunder expires or is suspended or terminated by any authority having power to take such action; (ii) the Customer shall fail to perform its obligations hereunder, and shall fail to take corrective action within 30 days of the date of the written notice of such failure to perform as provided above, unless such failure arises out of causes beyond the control and without the fault or negligence of the Customer, its contractors or agents; or (iii) bankruptcy or insolvency proceedings are commenced by or against the Customer, or if receivers are appointed to take possession of the business of the Customer.

               b. DOE may also terminate this contract in whole or in part at no cost to the Government, upon reasonable written notice to the Customer, at such times as commercial enrichment services are provided by another United States domestic source; provided, however, that DOE will, upon request made not later than 365 days after the DOE notice of termination, rescind the notice of termination and will continue performance of this contract if the services of the domestic source are not available to the Customer: (a) to the extent provided for in this contract during the remainder of its term; and (b) on terms and conditions, including charges, which are considered by DOE to be reasonable and nondiscriminatory. In the event of termination of this contract by DOE pursuant to the provisions of the immediately preceding sentence, DOE shall return any advance payment amounts received from the Customer, together with
                                                               -------------
accruals thereon, which have not been credited against amounts due DOE hereunder
- ----------------
for enrichment services and any related DOE service charges for withdrawal, handling and packaging of enriched uranium.

          2. This contract may be terminated either in whole or in part by the Customer at any time by delivery to DOE of a written notice of termination.
Such notice shall become effective upon receipt by DOE; provided, such notice must be received at least 180 days prior to the scheduled enriched uranium delivery date.

          3. a. Upon termination of this contract pursuant to Subsection 1.a.(i), (ii), or (iii) or Section 2. of this article, the Customer shall pay to DOE a termination charge. Such charge to be applied to the quantity of enrichment services terminated shall be determined by multiplying the applicable percentage set forth below by the enrichment services charge in effect at the time of the termination or by the announced charge, as provided in subsection 3.c. below, as reduced by any cost included in the enrichment services charge which DOE determines it can a void as a result of the Customer's termination, including the energy portion of the electric power charge. The quantity of enrichment services terminated for which a termination charge is payable shall be determined jointly by DOE and the Customer within 90 days of the Customer's notice of termination. This determination shall reflect reasonable estimates of the capacity factor and expected operating conditions and limitations of the designated facilities as shown in Appendix "A," including for that purpose the Customer's historical requirements and estimates of future enrichment services given pursuant to Section 5. of Article III. Failure to agree upon the quantity of enrichment services subject to a charge shall constitute a dispute as contemplated by Paragraph 7., Disputes, of
                                                                   --------
the General Terms and Conditions. The applicable percentage to be used in determining the termination charge for enrichment services terminated in any fiscal year shall be based upon the period of noticed furnished by the Customer as follows:



                 Notice Period (Years)                     Percentage (%)
                 ---------------------                     --------------

                 Less than 1                                          100
                 1 to less than 2                                      90
                 2 to less than 3                                      80
                 3 to less than 4                                      70
                 4 to less than 5                                      60
                 5 to less than 6                                      50
                 6 to less than 7                                      40
                 7 to less than 8                                      30
                 8 to less than 9                                      20
                 9 to less than 10                                     10
                 10 and more                                            0

                 b. All estimated enrichment services requirements shall be based on standard transaction tails. Upon request of the Customer prior to its delivery of a notice of termination, DOE will advise the Customer of the approximate amount of termination charges which would become payable by the Customer upon termination by the Customer.

                 c. Applicable charges for termination as specified in Subsection 3.a. of this article shall be calculated based on the enrichment services charge in effect on the date of termination by DOE or on the date of receipt by DOE of the Customer's notice of termination; provided, however, that in the event revisions in the Standard Table and/or revisions in the established charges for enrichment services have been announced and are to become effective subsequent to receipt of the notice of termination, the amount of enrichment services and the enrichment services charges applicable to the terminated enrichment services which, but for such termination, would have been furnished under this contract on and after the effective date of such revision shall be determined in accordance with such revised Standard Table and/or revised charges for enrichment services. A bill for termination charges will be sent to the Customer by DOE promptly upon termination by DOE or promptly upon receipt by DOE of the Customer's termination notice, and shall be paid by the Customer in accordance with Article IX of this contract.

           4. Unless otherwise agreed, upon termination of this contract, feed material delivered by the Customer for the performance of the enrichment services so terminated or, to the extent such feed material is unavailable to DOE, uranium equal in value to such feed material as determined by DOE in accordance with the established DOE pricing policy shall be returned to the Customer at the Customer's expense.

           ARTICLE XI - AMENDMENTS
                        ----------

          The provisions of this contract have been developed in the light of the uncertainties necessarily attendant to long-term contracts. Accordingly, at the request of either DOE or the Customer, the parties will negotiate and, to the extend mutually agreed, amend this contract without additional consideration
                                                --------------------------------
to eliminate or reduce the adverse effect of restrictive provisions which the parties determine are inequitable, discriminatory or no longer required to protect their interests. Additionally, DOE and the Customer may agree to amend this contract, with or without additional consideration, to provide terms
               ----------------------------------------
desirable to the parties, if providing such terms would be in the interest of the Government under the circumstances. Any amendment pursuant to this article shall be consistent with the provisions of the Federal Register Notice entitled
                                               ----------------
"Uranium Enrichment Services Criteria," 44 F.R. 28875, May 17, 1979, as the same may be amended from time to time.

          ARTICLE XII - NOTICES
                        -------

          All notices and communications pursuant to this contract from either party to the other (except notices published in the Federal Register) shall be
                                                    ----------------
in writing and shall be sent to the following addressees:

               To DOE:   Director
                         Enriching Operations Division
                         Department of Energy
                         Post Office Box E
                         Oak Ridge, Tennessee  37831

     To the Customer:    Rochester Gas and Electric Corporation
                         ATTN:  Purchasing Agent
                         89 East Avenue
                         Rochester, New York  14649

Either party may, by notice given as aforesaid, change its address for notices and communications to be given thereafter.

          ARTICLE XIII - GENERAL TERMS AND CONDITIONS -
                         ------------------------------
CONFLICTS
- ---------

          1. The General Terms and Conditions attached hereto are hereby made a part of this contract.

          2. In the event of any conflict between the articles of this contract and the attached General Terms and Conditions, the former shall govern.

          IN WITNESS WHEREOF, the parties hereto have executed this contract as of the day and year first above written.

                                 UNITED STATES OF AMERICA

                                 BY:  SECRETARY OF ENERGY

                                 BY:  /s/ Peter D. Dayton
                                      ------------------------------------------
                                            (Contracting Officer)


                                 ROCHESTER GAS AND ELECTRIC
                                  CORPORATION

                                 BY:  /s/ John Maier                     9-25-85
                                      ------------------------------------------

                                 TITLE:  Senior Vice President
                                         ---------------------------------------

                                 APPENDIX "A"
                                      TO
                        CONTRACT NO. DE-SC05-84UE07533
                                     WITH
                    ROCHESTER GAS AND ELECTRIC CORPORATION


A.        DESCRIPTION OF FACILITIES

          This contract applies to the following nuclear generating facility owned and operated by Rochester Gas and Electric Corporation: R.E. Ginna Nuclear Unit #1.

B.        MINIMUM ENRICHMENT SERVICES COMMITMENT FOR FISCAL
          -------------------------------------------------
          YEARS 1984-1986
          ---------------

               Fiscal Year          Separative Work Units
               -----------          ---------------------
                 1984                    12,988
                 1985                       0
                 1986                70% of requirements or 42,929 SWU,
                                     whichever is greater.

          The Customer has or may select a tails assay to be applied to the above enrichment services commitments in accordance with DOE policy, regarding the election of variable tails assay options for application for enrichment services commitments prior to Fiscal Year 1987.

C.        ADVANCE PAYMENT CREDITS
          -----------------------

          All advance payments have previously been credited against deliveries.

D.        USE OF EXCESS INVENTORY
          -----------------------

          In accordance with the provision of Paragraph 15. of Article I of this contract which permits the parties to otherwise agree about reducing requirements due to excess inventories accumulated prior to Fiscal Year 1987, the parties agree that, in Fiscal Year 1984, the Customer may apply its excess inventory toward any requirement for enrichment services in excess of the amount set forth for Fiscal Year 1984 in Section B., above.

                                 ATTACHMENT 1

                                      TO

                                  APPENDIX A
                                  ----------

                    (Submit information for each facility)

          1.   Contract number.

          2.   Reactor name, location, type, gross MWe and net MWe.

          3.   Assumptions for computation of long-term requirements.

               A. Dates (criticality, commercial operation, full power operation; for operating reactors start of current cycle and its associated cycle number).

               B. Fuel cycle data for the current cycle and each significantly different future cycle (including transitional cycles to a longer refueling interval if planned) through the nominal equilibrium cycle. Specific information required includes effective full power days, % capacity factor including planned shutdown time, number of months lead time from withdrawal of enriched uranium to start of cycle, fuel required excluding reinserted fuel (enriched uranium Kgs associated with each specific assay), non-natural uranium feed and the associated assay, planned tails assay at which enrichment will be requested, % fabrication losses.

                          GENERAL TERMS AND CONDITIONS

             (Contract for Furnishing Uranium Enrichment Services)

          1.   Officials Not to Benefit.  No member of or delegate to Congress,
               ------------------------
               or resident commissioner, shall be admitted to any share or part of this contract, or to any benefit that may arise therefrom; but this provision shall not be construed to extend to this contract if made with a corporation for its general benefit.

          2.   Covenant Against Contingent Fees.  The Customer warrants that no
               --------------------------------
               person or selling agency has been employed or retained to solicit or secure this contract upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by the Customer for the purpose of securing business. For breach or violation of this warranty the Government shall have the right to annul this contract without liability or in its discretion to deduct from the contract price or consideration, or otherwise recover, the full amount of such commission, percentage, brokerage, or contingent fee.

          3.   Force Majeure.  Neither the Government, DOE, nor the Customer
               -------------
               shall be liable under this contract for damages occasioned by failure to perform its obligations hereunder it such failure arises out of causes beyond the control and without the fault or negligence of the party so failing to perform or its contractors or agents.

          4.   Limitation on DOE's Liability.  DOE's obligation to deliver both
               -----------------------------
               enriched uranium and tails material of the assay required by this contract and conforming to DOE's established specifications shall be deemed to have been satisfied (except as to claims arising out of unexcused delays in deliver) upon final acceptance of such material by the Customer.

          5.   Disclaimer.  Neither the Government, DOE, nor persons acting on
               ----------
               behalf of DOE warrant that materials delivered to the Customer under this contract (i) will not result in injury or damage when used for any purpose, or (ii) are of merchantable quality, or
               (iii) are fit for any particular purpose.

          6.   Patent Indemnification.  The Customer agrees to indemnify the
               ----------------------
               Government, DOE, and persons acting on behalf of DOE against liability, including costs and expenses incurred, for infringement of any Letters Patent occurring in the performance of any service, analysis, or test performed for the Customer as a result of following specific instructions of the Customer in connection therewith, or occurring in the utilization by the Customer of any material procured hereunder; provided, that insofar as such materials are used or services utilized in the performance of a Government contract, this indemnity agreement shall not apply unless such Government contract contains provisions indemnifying the Government against patent infringement.

          7.   Disputes.
               --------

               a. This contract is subject to the Contract Disputes Act of 1978 (Pub. L. 95-563).

               b. Except as provided in the Disputes Act, all disputes arising under or relating to this contract shall be resolved in accordance with this article.

               c. (1) As used herein, "claim" means a written demand or assertion by one of the parties seeking, as a legal right, the payment of money, adjustment or interpretation of contract terms, or other relief, arising under or relating to this contract.

                    (2) A voucher, invoice, or request for payment that is not in dispute when submitted is not a claim for the purposes of the Disputes Act. However, where such submission is subsequently not acted upon in a reasonably time, or disputed either as to liability or amount, it may be converted to a claim pursuant to the Disputes Act.

                    (3) A claim by the Customer shall be made in writing and submitted to the Contracting Officer for decision. A claim by the Government against the Customer shall be subject to a decision by the Contracting Officer.

               d. For Customer claims of more than $50,000, the Customer shall submit with the claim a certification that the claim is made in good faith; the supporting data are accurate and complete to the best of the Customer's knowledge and belief; and the amount requested accurately reflects the contract adjustment for which the Customer believes the Government is liable. The certification shall be executed by the Customer if an individual. When the Customer is not an individual, the certification shall be executed by a senior company official in charge at the Customer's plant or location involved, or by an officer or general partner of the Customer having overall responsibility for the conduct of the Customer's affairs.

               e. For Customer claims of $50,000 or less, the Contracting Officer must render a decision within 60 days. For Customer claims in excess of $50,000, the Contracting Officer must decide the claim within 60 days or notify the Customer of the date when the decision will be made.

               f. The Contracting Officer's decision shall be final unless the Customer appeals or files a suit as provided in the Disputes Act.

               g. The authority of the Contracting Officer under the Disputes Acts does not extend to claims or disputes which by statute or regulation other agencies are expressly authorized to decide.

               h. Interest on the amount found due on a Customer claim shall be paid from the date the claim is received by the Contracting Officer until the date of payment.

               i. Except as the parties may otherwise agree, pending final resolution of a claim by the Customer arising under the contract, the Customer shall proceed diligently with the performance of the contract in accordance with the Contracting Officer's decision.

          8.   Assignment.  Neither this contract nor any interest therein nor
               ----------
               claim thereunder shall be assigned or transferred by the Customer except as expressly authorized in writing by the Contracting Officer.

          9.   Delivery - Title.
               ----------------

               a. All material delivered or returned to the Customer hereunder shall be delivered to the Customer, f.o.b. Customer's vehicle or commercial conveyance, at the DOE facility from which such material is to be furnished. Title to such material shall pass to the Customer upon delivery or return at such point.

               b. All material delivered or returned to DOE hereunder shall be delivered to DOE, f.o.b. Customer's vehicle or commercial conveyance, at the DOE facility to be designated by DOE. The Customer, at the time of shipment of material, shall notify DOE of the date and method of shipment, and expected date of arrival. Title to such material shall pass to the Government upon delivery at such point, provided that title to any rejected material removed by DOE pursuant to Article III hereof shall pass to the Government upon such removal.

          10.  Fulfillment of Obligations Through Operator.  The Customer
               -------------------------------------------
               understands and agrees that DOE may fulfill its obligations under this contract through contractors. No such contractor is authorized to modify the terms of this contract, waive any requirement thereof, or settle any claim or dispute arising hereunder.

          11.  Permits--Laws, Regulations and Ordinances.  The Customer shall
               -----------------------------------------
               procure all necessary permits of licenses (including any special nuclear material licenses) and comply with all applicable laws, regulations, and ordinances of the United States and of any State, territory or political subdivision.

          12.  Containers and Equipment.
               ------------------------

               a. All shipments of material from DOE to the Customer and from the Customer to DOE, will be made in Customer-furnished containers; provided, however, that in the event DOE determines that the required containers are not reasonably available from commercial sources, DOE may furnish such containers. Any DOE-owned containers to be used for shipment of material to TOE will be made available to the Customer, f.o.b. Customer's vehicle or commercial conveyance, at a DOE facility designated by DOE, unless otherwise agreed. Customer-furnished containers and equipment shall be delivered to a DOE facility designated by DOE within a reasonable time specified by DOE prior to the schedule delivery of materials to be shipped to the Customer in such containers and equipment. Customer-furnished containers or equipment will be used by DOE only for the shipment of material from DOE to the Customer and for temporary storage of material shipped therein.

               b. All containers and equipment, whether DOE-owned or Customer-furnished, must meet DOE regulations, specifications and practices as to safety, design criteria, cleanliness and freedom from contamination in effect at the time furnished, utilized or returned, of which DOE shall be the sole judge. In the event feed material is furnished to DOE in non-DOE-owned containers and tails material is to be delivered to the Customer, DOE shall utilize to the extent practicable such non-DOE-owned containers for shipments of tails material if so desired by the Customer. DOE will return, as soon as practicable, non-DOE-owned containers and other equipment identified as "Returnable" to the Customer, but will not be responsible for any loss of or damage to such containers or equipment except as may result from the fault or negligence of DOE, its contractors, or agents. Such return shipments by DOE will be made f.o.b. Customer's vehicle or commercial conveyance at the DOE facility to which they were shipped.

               c. Title to DOE-owned containers and equipment shall remain in the DOE. Customer shall pay such rental charge, for such containers and equipment, as shall be established by DOE for general application to users of such DOE-owned property.
                    The Customer will promptly return DOE-owned containers and equipment to the DOE facility from which received, f.o.b. Customer's vehicle or commercial conveyance at the DOE facility. Customer will not be responsible for any loss of or damage to DOE-owned containers or equipment except as may result from the fault or negligence of the Customer, its contractors, or agents. DOE-owned containers or equipment will be used only for shipment of material to and from DOE and for temporary storage of material shipped therein.

               d. Whenever material or containers are shipped to DOE or DOE-owned containers are returned to DOE, and DOE elects to decontaminate the containers, railroad cars, trucks or other shipping vehicles or DOE's unloading area and machinery, because the containers, or the material or the method of shipment failed to meet the health and safety standards prescribed by DOE or any other Federal or State agencies having jurisdiction over such matters, the Customer shall pay DOE the full cost of such decontamination as determined by DOE in accordance with established DOE pricing policy.

               e. Whenever material or containers are shipped by DOE and the Customer elects to decontaminate the containers, railroad cars, trucks, or other shipping vehicles or the Customer's unloading area and machinery, because the containers, or the material, or the method of shipment failed to meet the health and safety standards prescribed by DOE or any other Federal or State agencies of the United States having jurisdiction over such matters, DOE shall, if such failure results from the fault or negligence of DOE, its contractors, or agents, pay the Customer for the reasonable cost of such decontamination as determined by DOE.

          13.  Determination of Material Quantities and Properties - Resolution
               ----------------------------------------------------------------
               of Measurement Differences.  The following provisions and
               --------------------------
               procedures shall apply to the determination of quantities and properties of material, and the resolution of measurement differences resulting from such determination, with respect to special nuclear material and tails material delivered to the Customer and with respect to feed material furnished by the Customer to DOE. (For the purposes of this article, the terms "supplier" and "receiver" shall refer to DOE and the Customer as the case may be. The supplier will promptly furnish the receiver as statement of the quantities and properties of the material transferred including a statement of the gross weight of the container plus material and the tare weight of such container.)

               a. The DOE samples obtained at a DOE facility using DOE's procedures will be the official samples and shall be binding upon DOE, the Customer and an umpire mutually agreed upon by the parties unless DOE and the Customer agree upon the use of other samples, procedures or sampling locations.

               b. The following provisions and procedures apply to the determination of the net weight of material transferred as determined by the gross weight of the container plus material less the weight of such container and any residual heels. The net weight of material transferred shall be determined at a DOE facility using DOE's procedures and facilities unless DOE and the Customer agree upon other procedures or facilities. The net weight of feed material shall be determined as soon as operationally feasible but in any event prior to the transfer of associated enriched uranium. Upon written request submitted at least 30 days prior to the scheduled delivery of feed material, or at least 90 days prior to the scheduled delivery of enriched uranium, as the case may be, the Customer shall be given an opportunity to observe, at the Customer's expense, the weighing of the container and any residual heels and the container plus material and the taking of official samples by DOE. DOE shall notify the Customer of the dates and places for observance of such events. The net weight of material transferred shall be as determined by the results of such weightings and shall not be subject to the provisions of subsections c. and d. below.

               c. If the receiver does not accept the supplier's statement of the other quantities and properties of the material transferred, the receiver shall within forty-five (45) days after the receipt of the material or the supplier's statement of quantities and properties, whichever is later, submit a notice of disagreement in writing to the supplier. The notice of disagreement shall include measurement and/or analysis data supporting the disagreement. If such notice of disagreement is not submitted within such forty-five (45) days, the supplier's measurement will be final and binding upon both parties. If the disagreement is solely with respect to quantitative determinations within specification limits, the receiver may use or dispose of the material in accordance with applicable State and Federal regulations prior to resolution of the disagreement. If the disagreement is with respect to whether the material is within specification limits, the receiver may handle the material as necessary for storage or protection against health and safety hazards; provided, however, should the receiver further use or dispose of the material, the supplier's measurements will be final and binding on both parties. Any material rejected and returned to the Customer because of failure to meet specifications will be returned without credit for samples removed.

               d. In the case of a disagreement concerning results obtained from analysis of a sample which is not resolved by mutual agreement, an official sample shall be submitted to an umpire mutually agreed upon for analysis. The umpire's results shall be conclusive on both parties if such results are within the range determined by the receiver's and supplier's results. If the umpire's results are outside the range determined by the receiver's and supplier's results, the parties shall accept the party's results nearer to the umpire's results.

                    (i) In the case of a disagreement with respect to whether or not the material is within specification limits, the receiver will pay the umpire cost if the umpire's result is within specification limits, and the supplier will pay the umpire cost if the umpire's result is not within specification limits.

                    (ii) In the case of a disagreement with respect to quantitative determinations within specification limits, the party whose result is furtherest from the umpire's result will pay the umpire cost; provided that in the event the umpire's result is equidistant between the supplier's and the receiver's results, the parties will each bear one-half of the umpire cost.

                    (iii) As used in this subsection d., the phrase, "umpire
                          cost" means the umpire's charges, plus the additional cost, if any, of the packaging, handling, and transporting of the official sample to and from the umpire. In the event that the umpire is to employ an official sample for more than one determination, the foregoing umpire costs shall be allocated to such determination as mutually agreed by the parties prior to the furnishing of the sample to the umpire, or in the absence of such agreement, as determined by the umpire.

          14.  Applicable Law.  This contract shall be construed in accordance
               ---------------
with the internal law of the United States applicable in the United States Federal Courts to contracts to which the Government of the United States of America is a party, including, but not limited to the Atomic Energy Act of 1954, as amended.

          15.  Agreement for Cooperation.  [This article is applicable only to
               -------------------------
contracts between DOE and non-United States customers.] This contract shall be in all respects subject to and in accordance with all the terms and conditions of the Agreement for Cooperation, as it may be amended.

                              Contract No. DE-SC05-84UE07533
                              ROCHESTER GAS AND ELECTRIC
CORPORATION

                              Modification No. 1

                           LIMITED IRREVOCABLE OFFER
                        TO PURCHASE ENRICHMENT SERVICES
                        -------------------------------

WHEREAS, the United States of America (hereinafter referred to as the "Government"),acting through the Secretary of Energy (hereinafter referred to as the "Secretary"), the statutory head of the Department of Energy (hereinafter referred to as "DOE"), has proposed to make available in Fiscal Years 1987 through 1990 separative work units (SWU) at incentive prices under the terms and conditions set forth below; and

WHEREAS, The Rochester Gas & Electric (hereinafter referred to as the
         ----------------------------
         "Customer"), currently a DOE uranium enrichment services Customer under Utility Services Contract No. DE-SC05-84UE 07533, hereby agrees, if
                                                    -----
         this offer is accepted by DOE on or before May 10, 1985, to purchase 100 percent of its uncommitted requirements for enrichment services in the Fiscal Years set forth below from DOE for facilities covered by the referenced contract; and

WHEREAS, this offering is authorized by the Atomic Energy Act of 1954, as amended, the Department of Energy Organization Act (P.L. 95-91), and other applicable law;

NOW, THEREFORE, the Customer offers the following:

          1. The Customer agrees that this document constitutes a limited irrevocable offer to purchase the enrichment services identified below. This offer, once executed by the Customer, shall remain irrevocable until May 10, 1985, at which time, if it has not been accepted by DOE by execution and dating, the offer shall expire. If DOE, at its option, accepts the offer, in whole or in part, by execution prior to its expiration, the Customer shall be committed to purchase the enrichment services set forth herein under the terms and conditions set forth in its Utility Services Contract with DOE, as modified herein.

          2. The Customer hereby agrees to purchase a minimum of 100 percent in Fiscal Years 1987 and 1988 of the Customer's uncommitted requirements/*/ for enrichment services, which were uncommitted to any source as of February 15, 1985, in connection with the operation of all the Customer's nuclear power facilities now covered by the referenced Utility Services Contract at the price of $90 per SWU.

- ------------------------

/*/Inventory Material Acquired by Customer prior to February 15, 1985 will be considered committed requirement and may be used to satisfy 1987 and 1988 requirements.

          The following represents nonbinding estimates of the Customer's uncommitted requirements, as of February 15, 1985, for Fiscal Years 1987 and 1988:

                 Quantity      Product      Tails      Quantity
Fiscal Year        Kg U         Assay       Assay         SWU
- -----------      --------      -------      -----      --------

  1987               0            -           -             0
  1988           8,976         3.60          .3         1,525

     The Customer's total estimated enrichment services requirements from DOE for Fiscal Years 1987 and 1988 are as follows:

                 Quantity      Product      Projected     Quantity
Fiscal Year        Kg U         Assay       Tails Assay     SWU
- -----------      --------      -------      -----------    -------

  1987            76,545         3.40            .27        47,535
  1988            72,070         3.60            .3         42,927


          3.  The Customer hereby further agrees to purchase a minimum of   0
                                                                          -----
(either 0 or 100) percent in Fiscal Years 1989 and 1990 of the Customer's uncommitted requirements for enrichment services, as of February 15, 1985, in connection with the operation of all the Customer's nuclear power facilities now covered by the referenced Utility Services Contract at the fixed price of $90 per SWU, adjusted annually for Fiscal Year 1989 and Fiscal Year 1990. This adjustment shall be made only if the composite adjustment to the US Contract ceiling charge from the previous year is upward and shall be computed using the same composite escalation factor used to adjust the ceiling charge under Article IV of the Utility Services Contract. In no event shall the incentive price for Fiscal Years 1989 and 1990 be less than $90 per SWU.

          The following represents nonbinding estimates of the Customer's uncommitted requirements, as of February 15, 1985, for Fiscal Years 1989 and 1990:

               Quantity      Product              Tails    Quantity
Fiscal Year      Kg U        Assay                Assay      SWU
- -----------   ---------     -------             ---------  --------
  1989
  1990

     The Customer's total estimated enrichment services requirements for Fiscal Years 1989 and 1990 are as follows:


               Quantity    Projected       Projected      Quantity
Fiscal Year      Kg U        Assay         Tails Assay      SWU
- -----------   ---------   -----------      -----------    ---------
  1989
  1990

          5. This offer is irrevocable, in accordance with Uniform Commercial Code Section 2:205, until May 10, 1985. Once accepted by DOE, in whole or in part, this agreement shall constitute a modification to the Customer's Utility Services Contract with DOE.

                                     OFFERED:

                                     /s/ Dennis J. Sugumele
                                     -------------------------------------

                                     BY:  Dennis J. Sugumele
                                          --------------------------------

                                     TITLE:  Supervisor, Fuels and Traffic
                                             -----------------------------

                                     DATE:   4/29/85
                                             -----------------------------


ACCEPTED FOR FISCAL YEARS 1987 AND 1988 ONLY:

UNITED STATES OF AMERICA

BY:  ___________________________
          (Contracting Officer)

DATE:  ________________________


ACCEPTED FOR FISCAL YEARS 1987 THROUGH 1990:
UNITED STATES OF AMERICA

BY:  /s/ Peter D. Dayton
     ---------------------------------
           (Contracting Officer)

DATE:  May 7, 1985
       -------------------------------

                      [LETTERHEAD OF DEPARTMENT OF ENERGY]

                                Letter Supplement to
                                Contract No. DE-SC05-84UE07533
                                ROCHESTER GAS AND ELECTRIC
                                CORPORATION

                                December 3, 1985


Rochester Gas and Electric Corporation
ATTN: Mr. Donald B. MacLeod
      Fuels Buyer
89 East Avenue
Rochester, New York  14649

Dear Customer:

VARIABLE TAILS ASSAY SELECTION FEE

In consideration of your agreement to purchase 100 percent of your enrichment services requirements from the Department of Energy (DOE), DOE is prepared to waive the VTAO fee on all enrichment services provided by DOE for every year you are a 100 percent DOE customer. Specifically, the parties to Utility Services Contract No. DE-SC05-84UE07533 hereby agree to the following:

1. In any fiscal year, commencing with Fiscal Year 1987, in which the Customer purchases 100 percent of requirements from DOE, no fee will be assessed for variable tails assay selection between 0.2 percent U-235 and 0.3 percent U-235, inclusive.

2.   The Customer may specify only one tails assay for each order.

Please indicate your acceptance of the above provisions by signing in the space below. One fully executed copy of this letter supplement should be returned to DOE and the second copy is for your retention.

                                               Sincerely,

                                               UNITED STATES OF AMERICA

                                               BY:  SECRETARY OF ENERGY


                                               BY: /s/ P. W. Karper
                                                   -------------------------
                                                     (Contracting Officer)

                                     -2-                           April 7, 1986

ACCEPTED:

ROCHESTER GAS AND ELECTRIC CORPORATION

BY:  /s/ Roger W. Kober
     ------------------------
TITLE:  Vice President
      -----------------------
DATE:  December 18, 1985
     ------------------------

                              Contract No. DE-SC05-84UE07533
                              ROCHESTER GAS AND ELECTRIC CORPORATION
                              Modification No. 2


                            SUPPLEMENTAL AGREEMENT
                      (CUSTOMER'S ADVANCED COMMITMENT FOR
                       PURCHASE OF ENRICHMENT SERVICES)
                       --------------------------------


WHEREAS, the United States of America (hereinafter referred to as the "Government"), acting through the Secretary of Energy (hereinafter referred to as the "Secretary"), the statutory head of the Department of Energy (hereinafter referred to as "DOE"), has offered to sell in Fiscal Years 1991 through 1995 separative work units (SWU) at prices under the terms and conditions set forth below; and

WHEREAS, Rochester Gas and Electric Corporation (hereinafter referred to as the
    "Customer"), currently a DOE uranium enrichment services Customer under Utility Services Contract No. DE-SC05-84E07533, hereby agrees to purchase 10 percent of its uncommitted requirements for enrichment services in the Fiscal Years set forth below from DOE for facilities covered by the referenced contract; and

WHEREAS, this offering is authorized by the Atomic Energy Act of 1954, as amended, the
     Department of Energy Organization Act (P. L. 95-91), and other applicable law;

     1. The Customer hereby agrees to purchase a minimum of 100 percent in Fiscal Years 1991 through 1995 of the Customer's uncommitted requirements for enrichment services in connection with the operation of all the Customer's nuclear power facilities now covered by the referenced Utility Services Contract. The price per separative work unit (SWU) for SWU purchased hereunder shall be determined in accordance with the following formula:

     P equals $85 plus [($85) times (I\\n\\ minus I), divided by I], where

     P equals the price for Fiscal Years 1991 through 1995.

     I\\n\\ equals the Implicit Price Deflator for the U.S. Gross National Product at the end of the second quarter of the calendar year immediately preceding the fiscal year for which a calculation is being made as published by the U.S. Department of Commerce.

     I equals 230.55; which is the Implicit Price Deflator for the U.S. Gross National Product at the end of the second quarter of 1985.

     I\\n\\ shall be determined on the basis of the first published final indices. If an index is not available at the time a calculation is required, a provisional adjustment shall be made on the basis of the most recently available first published final index. If the Implicit Price Deflator Index is discontinued or the basis of its determination is substantially modified or changed, or if the official source of the data changes, DOE will select an index which most nearly produces the same result.

     In no event shall the price for SWU purchased hereunder be more than the price for enrichment services applicable to the Utility Services Contract.

     (The commitment to purchase uncommitted requirements translates into an additional 30 percent under the Customer's US Contract. Quantities greater than 30 percent of the Customer's requirements may be purchased under this offer only when such requirements were terminated before December 31, 1983, and were incorporated within the Customer's Utility Services Contract.)

     The following represents nonbinding estimates of the Customer's uncommitted requirements, as of February 21, 1986, for Fiscal Years 1991 through 1995:

                  Quantity       Product      Tails      Quantity
Fiscal Year         Kg U          Assay       Assay        SWU
- -------------      --------      -------      -----      --------

   1991                                                    0
   1992                                                    0
   1993                                                    0
   1994                                                    0
   1995                                                    0

     The Customer's total estimated enrichment services requirements for Fiscal Years 1991 through 1995 are as follows:

                  Quantity       Product       Projected       Quantity
Fiscal Year         Kg U          Assay       Tails Assay        SWU
- -------------     --------       --------     -----------      --------


    1991           82,681          3.60%           .3%          46,599
    1992           82,681          3.60%           .3%          46,599
    1993           82,681          3.60%           .3%          46,599
    1994           82,681          3.60%           .3%          46,599
    1995           82,681          3.60%           .3%          46,599

     2. It is understood that for Customers who purchase 100 percent of requirements from DOE, no fee will be assessed under the terms of this agreement for variable tails assay selection between 0.2 percent U-235 and 0.3 percent U-235, inclusive, commencing with Fiscal Year 1991 and ending with Fiscal Year 1995. The Customer may specify only one tails assay for each order.

     3. This offer by DOE shall expire on February 21, 1986, at 5:00 p.m. Eastern Standard Time, unless executed by the Customer and one fully executed copy is received by DOE in Oak Ridge, Tennessee by the time and date specified above.

                                          UNITED STATES OF AMERICA


                                          BY:  SECRETARY OF ENERGY

                                          BY: /s/ P. W. Karper
                                              ----------------------------------
                                                     (Contracting Officer)

                                          ROCHESTER GAS AND ELECTRIC
                                          CORPORATION

                                          BY:  /s/ Gregory J. Fuller
                                              ----------------------------------

                                          TITLE:  Purchasing Agent
                                                 -------------------------

                                          DATE:   April 25, 1986
                                                 --------------------------

                      [LETTERHEAD OF DEPARTMENT OF ENERGY]


                               Letter Supplement to
                               Contract No. DE-SC05-84UE07533
                               ROCHESTER GAS AND ELECTRIC CORPORATION
                               Modification No. 3
                               April 7, 1986


Rochester Gas and Electric Corporation
ATTN:  Mr. Donald B. MacLeod
       Fuels Buyer
89 East Avenue
Rochester, New York  14649

Gentlemen:

CEILING CHARGE ADJUSTMENT AND NOTICE DEFERRAL

In accordance with the announcement by the Department of Energy (DOE) on March 21, 1986, regarding lowering the price ceiling and extending the April 1, 1986, date for customer notices under your Utility Services Contract, the parties agree that this contract is modified in the following respects only:

     1. Effective as of October 1, 1986, Paragraph 1. of Articles IV - CHARGES FOR ENRICHMENT SERVICES - CEILING CHARGE -OTHER CHARGES is deleted in
- ---------------------------------------------------------------
its entirety and the following new Paragraph 1. is substituted therefor:

     "ARTICLE IV -     CHARGES FOR ENRICHMENT SERVICES -
                       ----------------------------------
                       CEILING CHARGE - OTHER CHARGES
                       ------------------------------

     1. The charges to be paid to DOE for enrichment services provided to the Customer hereunder will be determined in accordance with the established DOE pricing policy for such services; provided that the unit charge for enrichment services under this contract shall not exceed a ceiling charge of $120.00 per separative work unit through September 30, 1987. After that date, the ceiling charge is subject to adjustment to reflect changes in DOE's costs, including changes in electrical rates and the purchasing power of the U.S. dollar. This adjustment shall be made annually as of the beginning of each fiscal year; unless the index for the Implicit Price Deflator for the U.S. Gross National Product referred to below rises by more than 3 percent during a calendar quarter, then this adjustment may be made at the election of DOE as of the beginning of the following fiscal quarter. This adjustment shall be determined in accordance with the following criteria:

           X equals B plus B plus C, where

     a. X equals the adjusted ceiling charge applicable to a fiscal year beginning after September 30, 1987;



     b. A equals the electricity demand component of the ceiling charge, determined as follows:

           A equals (18.00) plus [($18.00) times (D\\n\\ minus D), divided by D], where

           D\\n\\ equals the average per kilowatt demand rate applicable to DOE's enrichment plants for the 3-month period ending June 30 of the fiscal year immediately preceding the fiscal year for which the calculation is made; and

           D equals the average per kilowatt demand rate applicable to DOE's enrichment plants for the 3-month period ending June 30, 1986.

     c. B equals the electric energy component of the ceiling charge determined as follows:

           B equals ($42.00) plus [($42.00) times (E\\n\\ minus E), divided by E], where

           E\\n\\ equals the average per kilowatt hour rate applicable to DOE's enrichment plants in effect for the 3-month period ending June 30 of the fiscal year immediately preceding the fiscal year for which the calculation is made; and

           E equals the average per kilowatt hour rate applicable to DOE's enrichment plants for the 3-month period ending June 30, 1986.

     d. C equals ($60.00) plus [($60.00) times (I\\n\\ minus I), divided by I], where

           I\\n\\ equals the Implicit Price Deflator for the U.S. Gross National Product at the end of the second quarter of the calendar year immediately preceding the fiscal year for which a calculation is being made as published by the U.S. Department of Commerce.

           I equals the Implicit Price Deflator for the U.S. Gross National product at the end of the second quarter of 1986. I\\n\\ and I shall be determined on the basis of the first published final indices. If an index is not available at the time a calculation is required, a provisional adjustment shall be made on the basis of the most recently available first published final index. If the Implicit Price Deflator Index is discontinued or the basis of its determination is substantially modified or changed, or if the official source of the data changes, DOE will select an index which most nearly produces the same result. Changes in the index base year and minor changes in weighting shall not be considered substantial modifications or changes."

     2. For purposes of providing notice to DOE of the Customer's minimum commitment for Fiscal Year 1991 pursuant to Paragraph 1. of Article III - ENRICHMENT SERVICES - DELIVERY SCHEDULES - SPECIFICATIONS, and for purposes of
- ---------------------------------------------------------
providing notice to DOE of termination and calculating termination charges based upon such notice pursuant to Paragraph 2. and 3. of Article X -TERMINATION -
                                                               -------------
SUSPENSION, DOE agrees to defer the date for providing such notice, as of April
- ----------
1, 1986, until October 1, 1986. Such deferral is effective for the April 1, 1986, notice date only and shall not affect any notices required in future years. Further, this deferral shall have no effect on any and all other notices required in accordance with the terms of this contract.

The offer to modify the contract reflected in this letter supplement shall expire on September 30, 1986, at 5:00 p.m. Eastern Standard Time, unless executed by the Customer and one copy is received by DOE in Oak Ridge, Tennessee by the time and date specified herein. The second copy is for your retention.

                                    Sincerely,

                                    UNITED STATES OF AMERICA

                                    BY:  SECRETARY OF ENERGY

                                    BY:  /s/ Peter D. Dayton
                                       -----------------------------------------
                                                      (Contracting Officer)

ACCEPTED:

ROCHESTER GAS AND ELECTRIC CORPORATION

BY:  /s/ Gregory J. Fuller
   -----------------------------

TITLE:  Purchasing Agent
        ------------------------

DATE:    April 25, 1986
        ------------------------

                     [LETTERHEAD OF DEPARTMENT OF ENERGY]


                              Letter Supplement to
                              Contract No. DE-SC05-84UE07533
                              ROCHESTER GAS AND ELECTRIC CORPORATION
                              Modification No. 6
                              July 28, 1988



Rochester Gas and Electric Corporation
ATTN:  Mr. Donald B. MacLeod
       Fuels Buyer
89 East Avenue
Rochester, New York  14649

Gentlemen:

UTILITY SERVICES CONTRACT NO. DE-SC05-84UE07533

This letter supplement hereby confirms the Customer's commitment to purchase an additional 15,178 separative work units (SWU) under its Utility Services Contract ("Contract") with DOE in Fiscal Year 1988 at a fixed price of $75.00 per SWU.

Delivery of the material purchased hereunder may be made in Fiscal Year 1989 or 1990, as agreed upon by the Customer and DOE. Payment for such material shall be remitted in full to DOE on or before September 25, 1988. The Customer's purchase of SWU hereunder shall in no way decrease or displace any commitments made by the Customer to DOE under its contract with DOE or any commitments to DOE of any other Utility Services Contract holder. No fee will be assessed by DOE for variable tails assay selection between 0.2 percent U-235 and 0.3 percent U-235, inclusive for all purchases made herein; however, the Customer shall specify only one tails assay for each order. Further, the Customer shall comply with any and all restrictions, rules, regulations, and laws concerning origin of feed material in effect at the time the enrichment services purchased hereunder are provided. All other terms and conditions shall be as detailed in the contract.

Please indicate your acceptance of this letter supplement in the space provided below and return one signed copy to DOE. The second copy is for your retention.


                                    Sincerely,

                                    UNITED STATES OF AMERICA

                                    BY:  SECRETARY OF ENERGY

                                    BY:  /s/ James C. Hall
                                         -----------------------------
                                                 (Contracting Officer)

ACCEPTED:

ROCHESTER GAS AND ELECTRIC CORPORATION

BY:  /s/ Gregory J. Fuller
   -----------------------------
TITLE:  Purchasing Agent
      --------------------------
DATE:   August 2, 1988
      --------------------------